Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:
Kevin Jones	Julie Craven
(507) 437-5248	(507) 437-5345
kcjones@hormel.com	media@hormel.com

HORMEL FOODS REPORTS FOURTH QUARTER RESULTS

AUSTIN, Minn. (November 22, 2011) — Hormel Foods Corporation (NYSE: HRL) today reported its performance for the fiscal year 2011 fourth quarter and full year.

All comparisons are to the fourth quarter or full year of fiscal 2010. All per share results reported here have been adjusted to give effect to the two-for-one stock split, which was effective February 1, 2011.

HIGHLIGHTS

Fourth Quarter

•                  All quarterly comparisons are based on a 13 week quarter in fiscal 2011, compared to a 14 week quarter in fiscal 2010

•                  Diluted EPS of $.43, down 4 percent from $.45 per share

•                  Segment operating profit decreased 5 percent

•                  Dollar sales of $2.1 billion, increased 2 percent; volume down 7 percent

•                  Grocery Products operating profit up 3 percent; volume down 6 percent; dollar sales down 2 percent

•                  Refrigerated Foods operating profit down 19 percent; volume down 8 percent; dollar sales up 1 percent

•                  Jennie-O Turkey Store operating profit up 4 percent; volume down 11 percent; dollar sales up 2 percent

•                  Specialty Foods operating profit up 12 percent; volume down 1 percent; dollar sales up 10 percent

•                  All Other operating profit up 3 percent; volume up 2 percent; dollar sales up 12 percent

Fiscal Year

•                  All annual comparisons are based on a 52 week fiscal year in 2011, compared to a 53 week fiscal year in 2010

•                  Record diluted EPS of $1.74, up 19 percent from diluted EPS of $1.46

•                  Segment operating profit up 13 percent

•                  Record dollar sales of $7.9 billion, up 9 percent; volume up 1 percent

•                  Grocery Products operating profit up 4 percent; volume flat; dollar sales up 2 percent

•                  Refrigerated Foods operating profit up 6 percent; volume down 1 percent; dollar sales up 10 percent

•                  Jennie-O Turkey Store operating profit up 43 percent; volume up 1 percent; dollar sales up 12 percent

•                  Specialty Foods operating profit down 5 percent; volume up 3 percent; dollar sales up 7 percent

•                  All Other operating profit up 39 percent; volume up 13 percent; dollar sales up 26 percent

The company reported fiscal 2011 fourth quarter net earnings of $117.3 million, down 3 percent from earnings of $121.1 million a year earlier. Diluted earnings per share for the quarter were $0.43, down 4 percent compared to $0.45 last year.  Sales for the quarter were $2.1 billion, up 2 percent from the same period in fiscal 2010.

For the year ended October 30, 2011, net earnings were $474.2 million, up 16 percent from adjusted1 net earnings of $409.0 million last year, and up 20 percent from U.S. GAAP net earnings of $395.6 million.  Diluted net earnings per share were $1.74, up 15 percent from diluted adjusted1 net earnings per share of $1.51 last year and up 19 percent from U.S. GAAP diluted earnings per share of $1.46. Sales for the year ended October 30, 2011, totaled $7.9 billion, up 9 percent from last year.

COMMENTARY

“I am proud of the team for finishing an outstanding year with a fourth quarter that met our expectations. For the quarter, we are pleased to have generated segment profit increases in four out of five segments and an overall net sales increase. Our tonnage was down in comparison with the 14 week quarter last year, but we held our own on volumes in the face of significant pricing actions,” said Jeffrey M. Ettinger, chairman of the board, president and chief executive officer.

“In looking at the full year, we delivered significant sales growth of 9 percent, ending the year at a record $7.9 billion, with all five segments registering increases. We also grew earnings per share by an excellent 19 percent, finishing at record earnings of $1.74 per share. We enjoyed a particularly strong performance by the Jennie-O Turkey Store team, and both our All Other (International) and Refrigerated Foods segments also generated nice profit increases for the year. We enhanced our support of our key HORMEL and JENNIE-O TURKEY STORE brands in fiscal 2011 with effective advertising campaigns, and added to the portfolio of our fast-growing MegaMex Foods joint venture through the acquisition of the WHOLLY GUACAMOLE line and other related products,” commented Ettinger.

“This morning we announced a $.09 per share increase to the annual dividend (or 17.6 percent), making the new dividend $.60 per share. This marks the 46th consecutive year in which we have increased our dividend, and further evidences our intention to deliver superior total returns to our shareholders,” stated Ettinger.

SEGMENT OPERATING HIGHLIGHTS — FOURTH QUARTER

Grocery Products (13% of Net Sales, 23% of Total Segment Operating Profit)

The Grocery Products segment profit increased 3 percent, due in part to improved results by the MegaMex Foods joint venture.  Sales overall for the quarter were down 2 percent.  The SPAM® family of products and HORMEL® Bacon Toppings showed solid sales growth in the quarter.

1See explanation regarding adjusted earnings with table on page 4 of this release.

Refrigerated Foods (52% of Net Sales, 36% of Total Segment Operating Profit)

Refrigerated Foods segment profit declined 19 percent, as lower pork operating margins and higher commodity input costs negatively impacted results.  Net sales for the quarter were up 1 percent, led by HORMEL® convenience bacon and HORMEL® CURE 81® hams in the Meat Products group and HORMEL® NATURAL CHOICE® deli meats and pizza toppings in the Foodservice group.

Jennie-O Turkey Store (20% of Net Sales, 25% of Total Segment Operating Profit)

Jennie-O Turkey Store had a solid quarter, with segment profit up 4 percent and sales up 2 percent.  The continued sales growth of value-added products and improved efficiencies throughout the supply chain and operations offset higher feed costs during the quarter.

Specialty Foods (11% of Net Sales, 11% of Total Segment Operating Profit)

The Specialty Foods segment posted operating profits 12 percent higher than last year on a 10 percent increase in sales.  Sales mix improvements on bulk and nutritional items and higher sales of private label canned meats contributed to the improved results.

All Other (4% of Net Sales, 5% of Total Segment Operating Profit)

The All Other segment, which consists primarily of Hormel Foods International, posted segment profits that were 3 percent ahead of last year, and sales grew 12 percent. Results were primarily driven by stronger fresh pork exports.

General Corporate Expense

General corporate expenses were lower, driven principally by a reduction in the lower of cost or market inventory reserve.

OUTLOOK

“We expect to deliver sales and earnings growth in fiscal 2012, even amidst some difficult comparisons and less-than-favorable macro conditions. In particular, we are looking for our Grocery Products, Specialty Foods and All Other (International) units to drive profit growth in fiscal 2012, as our Refrigerated Foods and Jennie-O Turkey Store segments maintain their position against historically high results. We also anticipate the comparisons to be more difficult in the first half of the year, becoming more favorable later in the year.  Taking all of the relevant factors into account, we are setting our 2012 guidance range at $1.79 to $1.89 per share,” remarked Ettinger.

DIVIDENDS

Effective November 15, 2011, the Company paid its 333rd consecutive quarterly dividend, at the annual rate of $.51, marking the beginning of its 84th consecutive year of dividends paid.

CONFERENCE CALL

A conference call will be webcast at 8:00 a.m. CT on Tuesday, November 22, 2011. Access is available at http://www.hormelfoods.com. If you do not have Internet access and want to listen to the call over the phone, the dial-in number is 877-941-8609 and the access code is 4482517.  An audio replay is available by calling 800-406-7325 and entering access code 4482517.  The audio replay will be available beginning at 10:30 a.m. CT on Tuesday, November 22, 2011, through 11:59 p.m. CT on December 6, 2011.  The Webcast replay will be available at 10:30 a.m. CT, Tuesday, November 22, 2011, and archived for one year.

COMPARISON OF U.S. GAAP TO NON-GAAP FINANCIAL MEASUREMENTS

The non-GAAP adjusted financial measurements are provided to assist the investor in better understanding the Company’s operating performance by excluding the impact of certain non-recurring items affecting comparability.  Non-GAAP measurements are not intended to be a substitute for U.S. GAAP measurements in analyzing financial performance.  These non-GAAP measurements are not in accordance with any generally accepted accounting principles and may be different from non-GAAP measures used by other companies.

ADJUSTED EARNINGS

Adjusted net earnings for 2010 (a non-GAAP financial measurement) exclude one-time charges of $6.3 million ($0.02 per diluted share) relating to the closure of the Valley Fresh plant and an income tax charge of $7.1 million ($0.03 per diluted share) primarily due to the change in tax treatment of Medicare Part D reimbursements by health care laws enacted in the prior year.  The table below shows the calculations to reconcile from adjusted earnings to U.S. GAAP earnings for 2010.

Year to Date

	2011 U.S. GAAP Earnings	2010 Adjusted Earnings	Valley Fresh Plant Closure	Tax items primarily related to health care laws	2010 U.S. GAAP Earnings
Grocery Products	$162,556	$165,655	$(9,733)		$155,922
Refrigerated Foods	292,624	276,315			276,315
Jennie-O Turkey Store	204,940	143,644			143,644
Specialty Foods	76,905	80,727			80,727
All Other	36,250	26,126			26,126
Total segment operating profit	773,275	692,467	(9,733)		682,734
Net interest and investment expense (income)	23,448	22,024			22,024
General corporate expense	35,992	40,348			40,348
EBIT Attributable to Hormel Foods	713,835	630,095	(9,733)		620,362
Income taxes	239,640	221,110	(3,455)	$7,120	224,775
Net earnings attributable to Hormel Foods Corporation	$474,195	$408,985	$(6,278)	$(7,120)	$395,587

Diluted net earnings per share	$1.74	$1.51	$(0.02)	$(0.03)	$1.46

About Hormel Foods

Hormel Foods Corporation, based in Austin, Minn., is a multinational manufacturer and marketer of consumer-branded food and meat products, many of which are among the best known and trusted in the food industry. The company leverages its extensive expertise, innovation and high competencies in pork and turkey processing and marketing to bring branded, value-added products to the global marketplace. The company is a member of the Standard & Poor’s 500 Index, Dow Jones Sustainability Indexes, Maplecroft Climate Innovation Indexes, Global 1000 Sustainable Performance Leaders and was named one of “The 100 Most Trustworthy Companies” by Forbes in 2010. The company enjoys a strong reputation among consumers, retail grocers, foodservice and industrial customers for products highly regarded for quality, taste, nutrition, convenience and value. For more information, visit http://www.hormelfoods.com.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking information based on management’s current views and assumptions. Actual events may differ materially. Please refer to the cautionary statement regarding Forward-Looking Statements and Risk Factors that appear on pages 33-39 in the company’s Form 10-Q for the quarter ended July 31, 2011, which was filed with the SEC on September 9, 2011, and can be accessed at www.hormelfoods.com under “Investors-SEC Filings.”

Segment Data

Fiscal 2011 Fourth Quarter Segment Operating Results (in Thousands)

	FOURTH QUARTER ENDED
	October 30, 2011	October 31, 2010	% Change
NET SALES
Grocery Products	$282,018	$287,112	(1.8)
Refrigerated Foods	1,092,024	1,082,941	0.8
Jennie-O Turkey Store	408,943	402,048	1.7
Specialty Foods	232,213	212,017	9.5
All Other	88,700	78,921	12.4
Total	$2,103,898	$2,063,039	2.0

OPERATING PROFIT
Grocery Products	$44,518	$43,134	3.2
Refrigerated Foods	69,420	86,065	(19.3)
Jennie-O Turkey Store	49,561	47,544	4.2
Specialty Foods	22,322	19,886	12.2
All Other	9,770	9,448	3.4
Total segment operating profit	195,591	206,077	(5.1)
Net interest and investment expense (income)	6,611	4,572	44.6
General corporate expense	9,827	14,889	(34.0)
Noncontrolling interest	1,186	1,460	(18.8)
Earnings before income taxes	$180,339	$188,076	(4.1)

	YEAR TO DATE ENDED
	October 30, 2011	October 31, 2010	% Change
NET SALES
Grocery Products	$1,064,558	$1,040,455	2.3
Refrigerated Foods	4,189,224	3,818,788	9.7
Jennie-O Turkey Store	1,467,222	1,310,412	12.0
Specialty Foods	835,584	782,958	6.7
All Other	338,501	268,106	26.3
Total	$7,895,089	$7,220,719	9.3

OPERATING PROFIT
Grocery Products	$162,556	$155,922	4.3
Refrigerated Foods	292,624	276,315	5.9
Jennie-O Turkey Store	204,940	143,644	42.7
Specialty Foods	76,905	80,727	(4.7)
All Other	36,250	26,126	38.8
Total segment operating profit	773,275	682,734	13.3
Net interest and investment expense (income)	23,448	22,024	6.5
General corporate expense	35,992	40,348	(10.8)
Noncontrolling interest	5,001	4,189	19.4
Earnings before income taxes	$718,836	$624,551	15.1

HORMEL FOODS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Quarter Ended		Year Ended
	10-30-2011	10-31-2010*	10-30-2011	10-31-2010*

Net sales	$2,103,898	$2,063,039	$7,895,089	$7,220,719

Cost of products sold	1,767,872	1,708,066	6,560,976	5,981,977

GROSS PROFIT:	336,026	354,973	1,334,113	1,238,742

Selling, general and administrative	156,694	166,456	618,586	605,293

Equity in earnings of affiliates	7,618	4,131	26,757	13,126

OPERATING INCOME:	186,950	192,648	742,284	646,575

Other income & expenses:
Interest & investment (loss) income	(3,338)	2,389	(786)	4,565
Interest expense	(3,273)	(6,961)	(22,662)	(26,589)

EARNINGS BEFORE INCOME TAXES:	180,339	188,076	718,836	624,551

Provision for income taxes	61,844	65,468	239,640	224,775
(effective tax rate)	34.29%	34.81%	33.34%	35.99%

NET EARNINGS	118,495	122,608	479,196	399,776
Less: Net earnings attributable to noncontrolling interest	1,186	1,460	5,001	4,189
NET EARNINGS ATTRIBUTABLE TO HORMEL FOODS CORPORATION	$117,309	$121,148	$474,195	$395,587

NET EARNINGS PER SHARE
Basic	$.44	$.46	$1.78	$1.48
Diluted	$.43	$.45	$1.74	$1.46

WEIGHTED AVG SHARES O/S
Basic	264,913	266,204	266,394	266,732
Diluted	270,314	270,594	271,915	270,698

DIVIDENDS DECLARED
PER SHARE	$.1275	$.1050	$.5100	$.4200

* Shares and per share figures have been restated to reflect the two-for-one stock split effected February 1, 2011.

HORMEL FOODS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	October 30, 2011	October 31, 2010
	(In Thousands)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$463,130	$467,845
Short-term marketable securities	76,077	50,595
Accounts receivable	461,110	430,939
Inventories	885,823	793,771
Income taxes receivable	24,423	8,525
Deferred income taxes	69,203	70,703
Prepaid expenses	10,048	12,153
Other current assets	8,417	23,635

TOTAL CURRENT ASSETS	1,998,231	1,858,166

INTANGIBLES	762,930	770,545

OTHER ASSETS	576,140	503,104

PROPERTY, PLANT & EQUIPMENT, NET	907,090	922,103

TOTAL ASSETS	$4,244,391	$4,053,918

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

TOTAL CURRENT LIABILITIES	$778,186	$1,101,213

LONG-TERM DEBT — LESS CURRENT MATURITIES	250,000	0

OTHER LONG-TERM LIABILITIES	556,389	546,066

SHAREHOLDERS’ INVESTMENT	2,659,816	2,406,639

TOTAL LIAB. & SHAREHOLDERS’ INVESTMENT	$4,244,391	$4,053,918

HORMEL FOODS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	10-30-2011	10-31-2010
	(In Thousands)
OPERATING ACTIVITIES
Net earnings	$479,196	$399,776
Depreciation and amortization of intangibles	124,165	125,591
Increase in working capital	(102,781)	(65,683)
Other	(10,101)	25,848
NET CASH PROVIDED BY OPERATING ACTIVITIES	490,479	485,532

INVESTING ACTIVITIES
Net purchase of securities	(20,000)	(50,000)
Acquisitions of businesses/intangibles	(7,207)	(28,104)
Net purchases of property / equipment	(92,525)	(84,908)
Increase in investments, equity in affiliates, and other assets	(51,253)	(95,464)
NET CASH USED IN INVESTING ACTIVITIES	(170,985)	(258,476)

FINANCING ACTIVITIES
(Payments on) Proceeds from long-term debt, net	(102,436)	0
Dividends paid on common stock	(129,975)	(109,374)
Share repurchase	(152,930)	(69,574)
Other	61,132	34,485
NET CASH USED IN FINANCING ACTIVITIES	(324,209)	(144,463)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(4,715)	82,593
Cash and cash equivalents at beginning of year	467,845	385,252
CASH AND CASH EQUIVALENTS AT END OF YEAR	$463,130	$467,845